EXHIBIT 11
                                                                       PAGE 1

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)



                                                                         Net
                                                      Shares           Income
                                                     ---------      -----------
 FOR THE THREE  MONTHS ENDED
    JUNE 30, 1997
 Net income                                                         $ 6,206,000
 Weighted average of outstanding shares of
     common stock                                    8,080,000            -
 Weighted average of effect of assumed exercise
     of outstanding stock options                      173,000            -
                                                     ---------      -----------
                                                     8,253,000      $ 6,206,000
                                                     =========      ===========
 Earnings per common share                                          $       .75
                                                                    ===========

 FOR THE THREE  MONTHS ENDED
    JUNE 30, 1996
 Net income                                                         $ 5,542,000
 Weighted average of outstanding shares of                                -
     common stock                                    9,096,000
 Weight average of effect of assumed exercise
     of outstanding stock options                         -               -
                                                     ---------      -----------
                                                     9,096,000      $ 5,542,000
                                                     =========      ===========
 Earnings per common share                                          $       .61
                                                                    ===========

                                                                    EXHIBIT 11
                                                                        PAGE 2

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)



                                                                       Net
                                                       Shares         Income
                                                     ---------     ------------
FOR THE SIX  MONTHS ENDED
   JUNE 30, 1997
 Net income                                                        $ 11,377,000
 Weighted average of outstanding shares of
     common stock                                    8,134,000            -
 Weighted average of effect of assumed exercise
     of outstanding stock options                       87,000            -
                                                     ---------     ------------
                                                     8,221,000     $ 11,377,000
                                                     =========     ============
 Earnings per common share                                         $       1.38
                                                                   ============

 FOR THE SIX  MONTHS ENDED
   JUNE 30, 1996
 Net income                                                        $ 10,660,000
 Weighted average of outstanding shares of                                -
     common stock                                    9,115,000
 Weighted average of effect of assumed exercise
     of outstanding stock options                        -                -
                                                     ---------     ------------
                                                     9,115,000     $ 10,660,000
                                                     =========     ============
 Earnings per common share                                         $       1.17
                                                                   ============

                                                                     EXHIBIT 11
                                                                         PAGE 3

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)



                                                                       Net
                                                      Shares          Income
                                                     ---------     ------------
 FOR THE THREE  MONTHS ENDED
    JUNE 30, 1997
 Net income                                                        $  6,206,000
 Weighted average of outstanding shares of
     common stock                                    8,080,000            -
 Weighted average of  effect of assumed
exercise of outstanding stock options                  258,000            -
                                                     ---------     ------------
                                                     8,338,000     $  6,206,000
                                                     =========     ============
 Earnings per common share                                         $        .74
                                                                   ============

 FOR THE THREE  MONTHS ENDED
    JUNE 30, 1996
 Net income                                                        $  5,542,000
 Weighted average of outstanding shares of                                -
     common stock                                    9,096,000
 Weighted average of effect of assumed exercise
     of outstanding stock options                        -                -
                                                     ----------    ------------
                                                      9,096,000    $  5,542,000
                                                     ==========    ============
 Earnings per common share                                         $        .61
                                                                   ============

                                                                     EXHIBIT 11
                                                                         PAGE 4

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (All dollars rounded to the nearest $1,000, except per shares amounts)



                                                                         Net
                                                        Shares         Income
                                                     ---------     ------------
 FOR THE SIX  MONTHS ENDED
   JUNE 30, 1997
 Net income                                                        $ 11,377,000
 Weighted average of outstanding shares of
     common stock                                    8,134,000            -
 Weighted average of effect of assumed exercise
     of outstanding stock options                      129,000            -
                                                     ---------     ------------
                                                     8,263,000     $ 11,377,000
                                                     =========     ============
 Earnings per common share                                         $       1.38
                                                                   ============

 FOR THE SIX  MONTHS ENDED
    JUNE 30, 1996
 Net income                                                        $ 10,660,000
 Weighted average of outstanding shares of                                -
common stock                                         9,115,000
 Weighted average of effect of assumed exercise
     of outstanding stock options                        -                -
                                                     ---------     ------------
                                                     9,115,000     $ 10,660,000
                                                     =========     ============
 Earnings per common share                                         $       1.17
                                                                   ============